UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2021

FG FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36366	46-1119100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Ave Suite 800, St. Petersburg, Florida 33701

(Address of principal executive offices, including Zip Code)

(727) 304-5666

(Registrant’s telephone number, including area code)

970 Lake Carillon Drive, Suite 318, St. Petersburg, FL 33716

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FGF	The Nasdaq Stock Market LLC

8.00% Cumulative Preferred Stock, Series A, $25.00 par value per share	FGFPP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2021, John S. Hill resigned as the registrant’s Chief Financial Officer, effective August 6, 2021.

On July 29, 2021, Hassan Baqar, age 43, was appointed the registrant’s Chief Financial Officer, effective August 6, 2021. Mr. Baqar has served as a consultant to the registrant since February 2019 through Sequoia Financial LLC, an advisory firm for which Mr. Baqar is managing member, at a rate of $10,833 per month. His compensation in the capacity of Chief Financial Officer has not been determined. Mr. Baqar has over 20 years of experience within financial services focused on corporate development, mergers & acquisitions, capital raising, investments and real estate transactions. Mr. Baqar has served as the founder and managing member of Sequoia Financial LLC, a financial services and advisory firm, since January 2019. Mr. Baqar has also served as Chief Financial Officer of Insurance Income Strategies Ltd., a Bermuda based reinsurance company since October 2017, as a director of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry since August 2019 and as Chief Financial Officer of GreenFirst Forest Products Inc. from June 2016 to December 2020, as a director of the registrant’s subsidiary Fundamental Global Reinsurance Ltd., a Cayman Islands reinsurance company, since June 2020, and as a director and Chief Financial Officer of Unbounded Media Corporation since June 2019. Mr. Baqar served as Chief Financial Officer of FG New America Acquisition Corp., a special purpose acquisition company, until it completed a business combination on July 20, 2021. Mr. Baqar is also the Chief Financial Officer for Aldel Financial Inc. (ADF, ADF.U, ADF.WS), a special purpose acquisition company focused on searching for a target company that is exiting the restructuring process or that has a transient current ownership. Previously, he served as Vice President of Kingsway Financial Services Inc. (NYSE: KFS) (“Kingsway”) from January 2014 to January 2019 and as a Vice President of Kingsway’s subsidiary Kingsway America Inc. from January 2010 to January 2019. Mr. Baqar also served as Chief Financial Officer and director of 1347 Capital Corp., a special purpose acquisition company, from April 2014 to July 2016 when the company completed its initial business combination to form Limbach Holdings, Inc. (Nasdaq: LMB). Mr. Baqar served as a member of the board of directors of the registrant from October 2012 to May 2015. By virtue of a management services agreement between 1347 Advisors LLC, a wholly owned subsidiary of Kingsway, and United Insurance Management, L.C., he also served as the Chief Financial Officer of United Insurance Holdings Corp. (Nasdaq: UIHC), a publicly held property and casualty insurance holding company, from August 2011 to April 2012.

His previous experience also includes director of finance at Itasca Financial, LLC from 2008 to 2009 and positions held at Lumbermens Mutual Casualty Company (a Kemper Insurance company), a diversified mutual property-casualty insurance provider, from June 2000 to April 2008, where he most recently served as a senior analyst. Mr. Baqar earned a Master’s Degree in Business Administration from Northeastern Illinois University in 2009 and a Bachelor’s Degree in Accounting and Business Administration from Monmouth College in 2000. He also holds a Certified Public Accountant designation.

Through Sequoia Financial, LLC, Mr. Baqar also holds a limited partner interest in FG SPAC Partners, LP (“FGSP”), a Delaware limited partnership formed to co-sponsor newly formed special purpose acquisition companies with their founders or partners. The registrant is sole managing member of the general partner of FGSP and also holds an approximate 49% limited partner interest in FGSP directly and through the registrant’s subsidiaries.

On July 29, 2021, Brian D. Bottjer, CPA, was appointed the registrant’s principal financial officer and principal accounting officer, and his salary was increased to $250,000. Mr. Bottjer, age 47, has served as our Senior Vice President and Controller since December 2019 and as our Controller since September 2014. Previously, Mr. Bottjer served as Principal Financial Officer and Controller of Biovest International, Inc., a biotechnology company focused on developing a cure for various types of cancer of the immune system. Mr. Bottjer has also served in various financial and regulatory reporting roles for a number of other publicly traded companies in the insurance, financial services, and retail industries. Mr. Bottjer is a certified public accountant licensed in the state of Florida, and obtained his bachelors of science degree from the State University of New York at Buffalo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FG FINANCIAL GROUP, INC.

Date: August 3, 2021	By:	/s/ Brian D. Bottjer
	Name:	Brian D. Bottjer
	Title:	Chief Accounting Officer